Exhibit 10.1

revolving credit and security agreement

By and Between

CADENCE bank, N.A.

and

ADTRAN, INC.

November 4, 2020

i

SECTION 3.	Borrower’s Representations and Warranties.	5

3.1	Organization, Licenses, Qualifications, Etc.	5
3.2	Power and Authority; Enforceability.	5
3.3	Liens.	5
3.4	No Restrictions.	5
3.5	Payment of Taxes, Charges, Etc.	5
3.6	Intentionally omitted.	6
3.7	Intentionally omitted.	6
3.8	Location of Collateral.	6
3.9	Location of Records.	6
3.10	Additional Representations Regarding Financial Statements.	6
3.11	Possession of Equipment.	6
3.12	Borrower’s Names and Offices.	6
3.13	No Defaults Under Other Agreements.	6
3.14	Patents, Copyrights, Trademarks and Licenses.	6
3.15	Judgments/Actions.	7
3.16	Pari Passu.	7
3.17	Margin Stock; Investment Company.	7
3.18	No Untrue Statements or Omissions.	7
3.19	Bankruptcy.	8
3.20	Business Purpose.	8
3.21	ERISA.	8
3.22	OFAC.	8
3.23	Organizational Identification Number.	8

SECTION 4.	Security Interest of Bank in Collateral.	8

4.1	Collateral.	8
4.2	Security Interest in Collateral Created/Acquired Hereafter.	8
4.3	Preservation of Perfection and Priority.	8
4.4	Intentionally omitted.	9
4.5	Power of Attorney.	9
4.6	Other Collateral.	9

SECTION 5.	Intentionally Deleted.	9

SECTION 6.	Affirmative Covenants.	9

6.1	Financial Statements.	9
6.2	Insurance.	10
6.3	Compliance with Laws.	10
6.4	Maintenance of Existence; Maintenance of Authorizations.	10
6.5	Fees.	10
6.6	Notification of Defaults, Suits, Etc.	11
6.7	Intentionally omitted.	11
6.8	Intentionally omitted.	11
6.9	Loan to Value.	11
6.10	Intentionally omitted.	11

6.11	Deposit Account.	11
6.12	Intentionally omitted.	11
6.13	Intentionally omitted.	11
6.14	Intentionally omitted.	11
6.15	Indemnification.	11
6.16	ERISA Covenants.	11
6.17	Inspection of Records; Further Assurance.	11
6.18	USA Patriot Act.	12

SECTION 7.	Negative Covenants.	12

7.1	Liens.	12
7.2	Intentionally omitted.	12
7.3	Intentionally omitted.	12
7.4	Intentionally omitted.	12
7.5	Intentionally omitted.	12
7.6	Dissolution, Mergers, Change in Nature.	12
7.7	Subordinated Debt.	12
7.8	Intentionally omitted.	12
7.9	Restrictions on Transfer of Collateral.	12
7.10	Restrictions on Pledging, Mortgaging Collateral.	12
7.11	Material Adverse Change.	13

SECTION 8.	Events of Default.	13

SECTION 9.	Remedies; Power to Sell or Collect Collateral.	14

9.1	Remedies.	14

SECTION 10.	Set Off.	16

SECTION 11.	Waivers.	16

SECTION 12.	Expenses; Proceeds of Collateral.	16

SECTION 13.	Continuing Agreement.	17

SECTION 14.	General.	17

14.1	Notice.	17
14.2	Transfer of Liabilities.	17
14.3	Jurisdiction and Venue.	17
14.4	No Partnership.	18
14.5	Seal.	18
14.6	Construction of Documents.	18
14.7	No Modification.	18
14.8	Severability.	18
14.9	Disclosure to Participants.	19
14.10	Waiver of Trial by Jury.	19
14.11	Electronic Signatures.	19

Schedules and Exhibits

Schedule 3.8 – Location of Collateral

Exhibit A – Compliance Certificate

REVOLVING CREDIT AND SECURITY AGREEMENT

This REVOLVING CREDIT AND SECURITY AGREEMENT (as may be amended, this “Agreement”) is executed and delivered this 4th day of November, 2020, by and between ADTRAN, INC., a Delaware corporation (“Borrower”), with its chief executive office and its principal place of business at 901 Explorer Boulevard, Huntsville, Alabama 35806, and CADENCE BANK, N.A. (“Bank”), with its principal place of business at 2100 Third Avenue North, Suite 1100, Birmingham, Alabama 35203.  Borrower has applied to Bank for a revolving line of credit not to exceed an aggregate principal amount at any one time outstanding the sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (as may be amended, the “Loan”) to be evidenced by a Promissory Note (as may be amended, the “Note”) in such amount and to be secured by a security interest in all of the Collateral (as defined herein) on the terms hereinafter set forth.

Bank is willing to extend the Loan to Borrower up to an aggregate principal amount not in excess of the amount set forth above upon the security of the Collateral on the terms and subject to the conditions hereinafter set forth to provide Borrower with ordinary working capital for general corporate purposes and to pay for related fees and expenses.

Accordingly, Borrower and Bank, in consideration of the premises, the credit to be extended hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

SECTION 1.  Definitions.

1.1“Account” shall mean and include all accounts (as defined in the UCC), accounts receivable, notes, notes receivable, contracts, contract rights, retail installment sales contracts, drafts, documents, documents of title, warehouse receipts, bills of lading, title retention and lien instruments, security agreements, acceptances, instruments, conditional sales contracts, chattel mortgages, chattel paper, general intangibles, and other forms of obligation and rights to payment and receivables whether or not yet earned by performance, including, without limitation, state and federal tax refunds.

1.2Intentionally omitted.

1.3“Account Debtor” shall mean the party who is obligated on or under any Account.

1.4“Borrower’s Loan Account” shall mean the account on the books of Bank in which Bank will record loans and other advances made by Bank to or on behalf of Borrower pursuant to the Agreement, payments received on such loans and advances and other appropriate debits and credits as provided by the Agreement or any of the other Loan Documents.

1.5“Code” shall mean the Internal Revenue Code of 1986, as amended, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

1.6“Collateral” shall mean any and all property in which Bank acquired, now has, by this Agreement or any of the other Loan Documents (as defined herein) acquires, or hereafter acquires a security interest or other rights or interests as security for the Liabilities (as defined herein) and without limiting the foregoing expressly includes the property described in Section 4 of the Agreement.

1.7Intentionally omitted.

1.8Intentionally omitted.

1.9Intentionally omitted.

1.10“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any applicable regulations or guidance promulgated thereunder or Section 4975 of the Code.

1.11 “ERISA Affiliate” shall mean any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or any trade or business which is under common control (within the meaning of Section 414(c) of the Code) with Borrower or any organization which is required to be treated as a single employer with Borrower under Section 414(m) or 414(o) of the Code.

1.12“Insolvency” of Borrower or any other person or entity shall mean that there shall have occurred with respect to Borrower or such other person or entity one or more of the following events: dissolution, termination of existence, liquidation, Borrower’s liabilities exceeds Borrower’s assets, Borrower is unable to pay its liabilities as they come due, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by or against Borrower or such other person or entity, or institution of any action or proceeding with respect to Borrower or such other person or entity under or pursuant to any insolvency laws relating to the relief of debtors by or against Borrower or such other person or entity, institution of proceedings in bankruptcy or with respect to the readjustment of indebtedness, reorganization, composition or extension by or against Borrower or such other person or entity (including, without limitation, under or pursuant to the United States Bankruptcy Code, as amended, or under any similar law at any time enacted), or if any action shall be taken for the purpose of effecting any of the foregoing.

1.13“Inventory” shall mean all of Borrower’s (or other entities’, as applicable) inventory (as defined in the Uniform Commercial Code as enacted in the State of Alabama, or in any other jurisdiction) and all finished goods, other goods, merchandise and other personal property now owned or hereafter acquired by Borrower which are held for sale, lease, or rental or are furnished or to be furnished under a contract of service and all raw materials, work in process, component parts, materials or supplies used or to be used, or consumed or to be consumed, in Borrower’s business, and related products and all goods represented thereby, wherever located, and all such goods that may be reclaimed or repossessed from or returned by Borrower’s customers, and all shipping and packaging materials relating to any of the foregoing.

1.14“Liabilities” shall mean any and all obligations, indebtedness and liabilities of Borrower to Bank or any affiliate of Bank of every kind and description, whether direct or indirect, absolute or contingent, joint or several, due or to become due, liquidated or unliquidated, now existing or hereafter arising, and all extensions, modifications, renewals, and refinancings thereof, regardless of how such Liabilities arise or by what agreement or instrument (if any) they may be evidenced and include obligations to perform acts and refrain from taking actions as well as obligations to pay money.  Without limiting the foregoing, Liabilities shall specifically include all liabilities and obligations of Borrower hereunder and the obligation to repay the indebtedness evidenced by the Note.  Without limiting the foregoing, Liabilities also shall include all obligations heretofore, now or hereafter incurred by Borrower under any agreement between Borrower and Bank or any affiliate of Bank, including but not limited to an ISDA Master Agreement whether now existing or hereafter entered into, which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or foreign currency exchange transaction, cross currency rate swap, currency option, any combination of, or option with respect to, any of the foregoing or similar transactions, for the purpose of hedging Borrower’s exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices.  Without limiting the foregoing, Liabilities shall specifically include all liabilities and obligations of Borrower evidenced by or arising under or in connection with (a) this Agreement; and (b) the Note and any related promissory notes, documents, instruments and agreements as hereafter may be amended, renewed, substituted, replaced, modified and/or extended.

1.15“Loan Documents” shall mean and include the Note, this Agreement, , and any subordination agreements, intercreditor agreements and other agreements, documents and instruments now or hereafter evidencing, securing, guaranteeing or relating to the Loan or any of the other Liabilities, obligations or indebtedness of Borrower to Bank, as the same may be amended.

1.16“Maturity Date” shall mean the date shown in Section 2.1 of this Agreement or such other date as agreed to by Bank in writing.

1.17“Multiemployer Plan” shall mean any plan defined as such in Section 3(37) of ERISA.

1.18“Net Income”, “Net Worth” and “Current Maturities of Long Term Debt” shall be defined and calculated in accordance with generally accepted accounting principles consistently applied as of the date hereof.

1.19“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

1.20“Pension Plan” shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA with respect to which Borrower or any ERISA Affiliate at any relevant time has liability or an obligation to contribute.

1.21“Permitted Liens” shall mean any of the following (but only to the extent the same do not or could not, in Bank’s reasonable opinion, jeopardize Bank’s rights or priority in or to any Collateral):

(a)

liens of carriers, warehousemen, landlords, mechanics, laborers and materialmen arising by law for sums which are (i) not yet due or (ii) being diligently contested in good faith and with respect to which Borrower has set aside sufficient reserves with Bank;

(b)	liens for taxes which are (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings and with respect to which Borrower has set aside sufficient reserves with Bank;
(c)	security interests in Borrower’s equipment provided that they are limited to those securing a portion of the purchase price of said equipment; and
(d)	pledges or deposits in connection with or to secure worker’s compensation or unemployment insurance.

1.22“Plan” shall mean, with respect to any ERISA matter, any “plan” as defined in Section 3(3) of ERISA that is subject to any provision of Title I of ERISA and any plan as defined in Section 4975 of the Code that is subject to any provision of such section.

1.23“Proceeds” shall mean all cash proceeds, non-cash proceeds and all forms of payment and other property received or due from the sale, lease, rental, transfer, disposition, licensing, collection, use or exchange of property constituting Collateral hereunder and any and all claims against any third party for loss of or damage to any Collateral, including insurance, contract and tort claims, and further, without limiting the generality of the foregoing, Proceeds shall include all Accounts, checks, cash, money orders, drafts, chattel paper, general intangibles, instruments, notes and other documents evidencing payment and payment obligations to Borrower for the sale, lease, rental, transfer, disposition, licensing, collection, use or exchange of Collateral.

1.24“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/index.shtml, or as otherwise published from time to time.

1.25“Sanctioned Person” shall mean (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

1.26Intentionally omitted.

1.27“Subordinated Debt” shall mean all such debts, obligations or indebtedness owing from Borrower to others which have been and remain subordinated to all Liabilities owing from Borrower to Bank pursuant to Subordination Agreement(s) in form and substance acceptable to Bank.

1.28Intentionally omitted.

1.29“Total Debt” shall mean all of Borrower’s indebtedness and liabilities owing to Bank or any other person or entity, as described on Borrower’s current balance sheet which is prepared according to generally accepted accounting principles, including, without limitation, the Liabilities.

Any terms used to describe Bank’s security interest under the Agreement not specifically defined in the Agreement shall have the meanings and definitions given those terms under the Uniform Commercial Code of Alabama as may be amended.

SECTION 2. Bank’s Agreement to Make Advances.

2.1Loan.  From the date hereof until November 4, 2021, subject to the terms and conditions of this Agreement and Borrower’s and all guarantor’s (as applicable) performance of and compliance with each of the Loan Documents, and so long as no Event of Default (including, without limitation, the breach of any warranty or representation) hereunder or under any of the other Loan Documents shall have occurred, be continuing or would result, Bank agrees to extend to Borrower an open-end credit line (also referred to as the Loan).  It is expressly understood and agreed that Bank shall have no obligation to make an advance under the Loan if (i) Borrower does not provide to Bank an investment statement from Met Life or its successors and/or assigns responsible for managing the Collateral (such entity, the “Portfolio Manager”) acceptable to Bank in its sole discretion with each request for an advance and (ii) the amount of such advance together with the amount outstanding under the Loan exceeds or would exceed $10,000,000.00 (the “Maximum Available Amount”). Within such limits and subject to the terms of this Agreement, Borrower may borrow, repay without penalty or premium, and re-borrow hereunder, from the date of this Agreement until the Maturity Date.

2.1.1Intentionally omitted.

2.1.2If at any time Borrower is not entitled to any advances by the terms of this Agreement, Bank may, in its sole discretion, make requested advances; however, it is expressly acknowledged and agreed that, in such event, Bank shall have the right, in its sole discretion, to decline to make any requested advance and to require any payment required under the terms of this Agreement without prior notice to Borrower and the making of any such advances shall not be construed as a waiver of such right by Bank.

2.2Intentionally omitted.

2.3Evidence that Advance Does Not Cause Excess.  If requested by Bank, prior to any request for an advance hereunder, Borrower shall submit to Bank such information and documents as Bank shall reasonably request to establish to Bank’s satisfaction that, if approved, the requested advance will not cause the amount of funds outstanding to Borrower hereunder to exceed the Loan to Value requirement set forth in Section 6.9 of this Agreement.  Bank shall have no obligation to make any advance for which Borrower is unable to establish the foregoing to Bank’s satisfaction.

2.4Borrower’s Loan Account.  All borrowings/advances under the Loan shall be evidenced by the Note and by entering such borrowings/advances as debits to Borrower’s Loan Account.  Bank shall also record in Borrower’s Loan Account all other charges, expenses and items properly chargeable to Borrower hereunder (which shall also be evidenced by the Note), all payments made by Borrower on account of indebtedness under the Loan and other appropriate debits and credits.  The debit balance of Borrower’s Loan Account shall also be evidenced by the Note and shall reflect the amount of Borrower’s indebtedness to Bank from time to time hereunder.

2.5Exceeding Maximum Available Amount.  If at any time the outstanding balance of Borrower’s Loan Account exceeds the Maximum Available Amount, then Borrower shall not be entitled to any additional advances under the Loan while such excess exists and shall immediately remit to Bank immediately available funds sufficient to eliminate such excess and, if Bank requests, deliver to Bank additional collateral of a value and character satisfactory to Bank.

2.6Discretionary Advances.  In the event that the availability of the Loan hereunder expires by the terms of this Agreement, or by the terms of any agreement extending the Maturity Date of the Loan, Bank may, in its sole discretion, make requested advances; however, it is expressly acknowledged and agreed that, in such event, Bank shall have the right, in its sole discretion, to decline to make any requested advance and may require payment in full of Borrower’s Loan Account at any time without prior notice to Borrower and the making of any such advances shall not be construed as a waiver of such right by Bank.

2.7Use of Proceeds. The Loan is being made and shall be used solely for working capital and general corporate purposes and to pay related fees and expenses.

SECTION 3. Borrower’s Representations and Warranties.

To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank as follows:

3.1Organization, Licenses, Qualifications, Etc.  Borrower (a) is a duly organized corporation, validly existing, and in good standing under the laws of the State of Delaware; (b) has all requisite power and authority and all requisite third party and governmental, licenses, authorizations, consents and approvals to (i) own or lease its assets and conduct its business as now conducted or presently proposed to be conducted, and (ii) execute, deliver and perform its obligations under the Loan Documents; (c) has no subsidiaries; and (d) is duly qualified and in good standing (and will remain so qualified and in good standing) in every jurisdiction in which it is or shall be doing business or in which the failure to so qualify and remain in good standing would or could have an adverse effect on its business or properties, the Collateral or Bank.

3.2Power and Authority; Enforceability.  The execution, delivery and performance of the Loan Documents are within Borrower’s powers, have been duly and validly authorized by all requisite action, including, without limitation, any necessary shareholder approval and are not in contravention of the law or the terms of Borrower’s organizational and operating documents, or of any indenture, agreement, or undertaking or any law, regulation or order to which Borrower is a party or by which it or any of its properties is or may be bound.  Upon execution and delivery of the Loan Documents, the Loan Documents will be a valid and binding obligation of Borrower enforceable in accordance with their terms.  This Agreement, the Note and all other Loan Documents executed by Borrower have been validly executed and delivered by Borrower and constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally.

3.3Liens.  Except for the Permitted Liens and the security interests granted to Bank hereby or by any of the other Loan Documents in favor of Bank, Borrower is and will be the sole and exclusive owner of the Borrower’s assets free from any lien, claim, charge, security interest, mortgage, secondary financing or encumbrance, and Borrower will defend the Collateral and all Proceeds and products thereof against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the interests of Bank.

3.4No Restrictions.  The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any governmental, licenses, authorizations, consents and approvals applicable to Borrower or any contractual obligation between Borrower and a third party and will not result in, or require, the creation or imposition of any lien on any of the Collateral or assets of Borrower pursuant to any governmental requirements or any such third party contract (other than the security interests and liens created by the Loan Documents).

3.5Payment of Taxes, Charges, Etc.  Borrower will promptly pay all taxes or charges levied on or with respect to, and will at all times keep the Collateral, free and clear of all liens, claims, charges, security interests, mortgages, secondary financing and encumbrances whatsoever, other than the Permitted Liens and the security interests granted to Bank hereby or by any of the other Loan Documents.  Borrower agrees to take all actions that Bank may request to establish and maintain a valid title and security interest in the Collateral, free and clear of all other liens, claims, charges, security interests, mortgages, secondary financing and encumbrances whatsoever (other than the Permitted Liens), including, without limitation, the payment of any amounts, taxes, assessments, fees and/or charges necessary to perfect and note Bank’s interest in the same.  If such amounts, taxes, assessments, fees and/or charges remain unpaid after the date fixed for the payment of same, or if any lien, claim, charge, security interest, mortgage, secondary financing or encumbrance shall arise, or be claimed or asserted with respect to the Collateral, Bank may, without notice to Borrower, pay such taxes, assessments, charges or claims, or take any and all other actions (including the payment of money) deemed desirable by Bank to remove any such lien, claim, charge, security interest, mortgage, secondary financing or encumbrance, and Borrower agrees that the amounts thereof, along with any amounts necessary to perfect and note Bank’s interest in any Collateral, shall be charged to Borrower’s Loan Account described herein and shall bear interest at the rate of interest borne by Borrower’s obligations under the Note.

3.6Intentionally omitted.

3.7Intentionally omitted.

3.8Location of Collateral.  All tangible Collateral has always been, is and will continue to be kept at Borrower’s principal place of business as noted on the first page of this Agreement.

3.9Location of Records.  All records of Borrower pertaining to Accounts, general intangibles and contract rights have always been, are and will continue to be kept at Borrower’s principal place of business as noted on the first page of this Agreement.

3.10Additional Representations Regarding Financial Statements.  Subject to any limitations stated therein or in connection therewith, all balance sheets, earnings statements and other financial data which have been or may hereafter be furnished to Bank to induce it to enter into this Agreement, to extend credit from time to time hereunder, or otherwise furnished in connection herewith, do or will fairly represent the financial condition of Borrower (or other persons or entities, as applicable) as of the dates and results of operations for the periods for which the same are furnished in accordance with generally accepted accounting principles consistently applied, and all other information, reports and other papers and data furnished to Bank shall be accurate, as of the relevant date, and correct in all material respects and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter.  Further, there has not been any material adverse change in the condition, business or operations of Borrower since the date of the balance sheets, earnings statements and other financial data referenced in this Section 3.10.

3.11Possession of Equipment.  With respect to any and all equipment which may now or hereafter constitute Collateral hereunder, Borrower will maintain possession of same and keep the same in good repair.

3.12Borrower’s Names and Offices.  Borrower’s name, chief executive office and principal place of business are, and at all times during the term of the Loan shall be, as set forth on the first page of this Agreement, except as otherwise disclosed in writing to Bank.  Borrower will promptly advise Bank in writing sixty (60) days prior to any change in Borrower’s name, place of organization, organizational identification number, chief executive office or principal place of business.

3.13No Defaults Under Other Agreements.  Borrower is not now and will not be in default under any agreement evidencing an obligation for the payment of money, performance of a service or delivery of goods, demand for performance under which, or acceleration of the maturity of which would render Borrower insolvent or unable to meet its other debts as they become due or conduct its business as usual.

3.14Patents, Copyrights, Trademarks and Licenses.  None of the Collateral is patented, copyrighted, copyrightable, licensed or trademarked by Borrower or incorporates or is subject, in whole or part, to any copyright, license, patent or trademark in favor of Borrower or any of its affiliates.  Prior to the time any Collateral is copyrighted, licensed, patented or trademarked or incorporates or is subjected, in whole or in part, to any copyright, license, patent or trademark, Borrower shall notify Bank and shall take (or cause to be taken) all actions necessary to preserve the perfection and priority of Bank’s security interest in such Collateral.

3.15Judgments/Actions.  There are no judgments, actions, suits, claims, proceedings or investigations existing, outstanding, pending, or to the best of Borrower’s knowledge after due inquiry, threatened or in prospect, before any court, agency or tribunal, or governmental authority against or involving Borrower or any guarantor which do or could materially affect the business, properties, prospects, financial condition, earnings, results of operations or earnings capacity of Borrower or any guarantor, which impair Borrower’s ability to perform its obligations arising under the Loan Documents, or which question the validity of the Loan or any of the Loan Documents, or any action or instrument contemplated by any of them.

3.16Pari Passu.  The Liabilities of Borrower arising under the Loan Documents are at least pari passu in repayment with all other obligations of Borrower, if any such other obligations are permitted hereunder.

3.17Margin Stock; Investment Company.  Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying “margin” stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), as amended from time to time (“Regulation U”).  No part of the Loan is secured by margin stock.  No part of the proceeds of any advance under the Loan shall be used directly or indirectly for the purpose of purchasing, acquiring, carrying, financing or refinancing the purchase of any “margin stock” as defined in and contemplated by Regulation U or for any other purpose which would constitute “purpose credit” under Regulation U.  Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  Upon request of Lender, Borrower shall register, or at Lender’s election, provide “shelf” registration for, any securities pledged hereunder with respect to which, in Lender’s sole judgment, registration is necessary or desirable.  Borrower shall and does hereby grant to Lender a continuing irrevocable power of attorney coupled with an interest exercisable after any Event of Default, and shall and does hereby make, constitute and appoint Lender as Borrower’s true and lawful attorney-in-fact for Borrower and in Borrower’s name, place and stead and on Borrower’s behalf and for Borrower’s use and benefit, to complete, execute, and file one or more Forms 144 under SEC Rule 144 or any notices under any similar rule or regulation of any securities authority, with full power and authority to do, take and perform all and every act and thing whatsoever requisite, proper or necessary to be done in the exercise of the rights and powers herein granted as fully and to all intents and purposes as Borrower might or could do if personally present.  Upon request by Lender, Borrower shall (i) complete and execute one or more SEC Forms 144 in respect of the securities, or cooperate fully with Lender in complying with SEC Rule 144; and (ii) cooperate fully with Lender in the preparation of any securities disclosure or registration documents deemed necessary or desirable by Lender in connection with Lender’s sale of the securities including without limitation providing Lender all information requested by Lender relating to the securities or the issuer of the securities.  Except as may be set forth on Schedule 3.15 hereto, Borrower is not an “affiliate” of the issuer of the securities and the securities do not constitute “restricted” or “control” securities under applicable state or federal securities laws or regulations.  Borrower has been the beneficial owner of any “restricted” or “control” securities constituting Collateral for at least ___ years and the purchase price for such securities has been fully paid for at least ____ years, such periods being calculated by excluding any period during which Borrower had a “short position” in, or option to sell, any such securities.  Upon request by Lender, Borrower shall provide to Lender copies of all filings of any issuer of such securities and any correspondence with any securities authority, together with such other financial and other information regarding Borrower, the issuer(s) of all such securities and their respective businesses, affairs and conditions as Lender may from time to time request.

3.18No Untrue Statements or Omissions.  Neither this Agreement, nor any document, certificate, or statement furnished (or to be furnished) to Bank by or on behalf of Borrower pursuant to or in connection with this Agreement contains (or will contain) any untrue statement of a material fact or omits (or will omit) to state a material fact necessary to make the statements contained herein and therein not misleading.  All of Borrower’s balance sheets and other financial data delivered to Bank list all material liabilities of Borrower.  There is no fact known to Borrower that materially and adversely affects, or will materially and adversely affect, the assets, business, operations, or condition of Borrower that has not been specifically set forth in this Agreement or otherwise disclosed by Borrower to Bank in writing.

3.19Bankruptcy.  Borrower is and at all times shall remain solvent as defined under applicable Alabama state law and the federal bankruptcy code and is not now and has not been in the past three (3) years a debtor under any title of the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq.

3.20Business Purpose.  The Loan is being obtained and the Collateral is being used, held or acquired for business purposes.

3.21ERISA.  Borrower hereby represents and warrants that (i) none of its assets are, for purposes of ERISA, considered assets of a Plan; (ii) no Pension Plan sponsored, maintained or contributed to by Borrower or any of its ERISA Affiliates has an accumulated funding deficiency (whether or not waived) under Section 412 of the Code or Section 302 of ERISA; and (3) neither Borrower nor any ERISA Affiliate has any unsatisfied liability for withdrawal liability with respect to any Pension Plan which is a Multiemployer Plan.

3.22OFAC.  Neither the Borrower nor any affiliate of the Borrower is a Sanctioned Person, (i) has assets in Sanctioned Countries, or (ii) derives its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.  The proceeds of the Loan will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

3.23Organizational Identification Number.  The number assigned by the State of Delaware as Borrower’s organizational identification number is 2075972 (however, if such State does not assign organizational identification numbers, Borrower has indicated that by inserting the words “none assigned” in the blank); and Borrower understands that the organizational identification number above is not Borrower’s federal or state tax or employer identification number.

SECTION 4.Security Interest of Bank in Collateral.

4.1Collateral.  As security for the payment and performance of all Liabilities, Bank shall have and Borrower hereby assigns to Bank and grants to Bank a continuing lien on, security interest in and right of set-off against the property and rights more particularly described in that certain Security Agreement executed by Borrower in favor of Bank contemporaneously herewith (as amended, the “Security Agreement”);and proceeds of, for and to the foregoing, whether now or hereafter owned, existing, created, arising or acquired.

4.2Security Interest in Collateral Created/Acquired Hereafter.  No submission by Borrower to Bank of any schedule or other particular identification of Collateral shall be necessary to vest in Bank a security interest in each and every item of Collateral now existing or hereafter created or acquired, but rather, such security interest shall vest in Bank immediately upon the creation or acquisition of any item of Collateral, without the necessity for any other or further action by Borrower or Bank; provided, however, that Borrower shall execute such other and additional documents, instruments and agreements as requested by Bank to evidence the security interests contemplated hereby.

4.3Preservation of Perfection and Priority.  Borrower (at Borrower’s expense) shall take such steps and execute, deliver and file (as applicable) (or cause the execution, delivery and filing (as applicable) of) such financing statements, continuation statements, agreements (including, without limitation, security agreements and landlord, creditor and mortgagee subordination agreements), documents, and papers (all in form and substance acceptable to Bank) as Bank may from time to time request to perfect or preserve the perfection and priority of Bank’s security interests granted hereby or by any of the other Loan Documents.  Without limiting any of Bank’s rights and remedies under law or any other provisions of this Agreement or any of the other Loan Documents, Borrower authorizes the filing by Bank of any and all financing statements in any and all jurisdictions Bank deems necessary or appropriate to perfect Bank’s security interest in the Collateral and/or any other property.

If, by reason of location of Borrower, the Collateral or otherwise, the creation, validity, or perfection of security interests provided for herein are governed by law other than the Uniform Commercial Code of Alabama,

Borrower shall take such steps and execute and deliver such documents, agreements, papers and financing statements as Bank may from time to time request to comply with the Uniform Commercial Code, the Uniform Trust Receipts Act, the Factors Lien Act, or other laws of Alabama or other states or jurisdictions.  Borrower hereby appoints and empowers Bank, or any employee of Bank which Bank may designate for the purpose, as its attorney-in-fact, to execute and/or endorse (and file, as appropriate) on its behalf any documents, agreements, papers, checks, financing statements and other documents which, in Bank’s sole judgment, are necessary to be executed, endorsed and/or filed in order to (i) perfect or preserve the perfection and priority of Bank’s security interests granted hereby or by any of the other Loan Documents and (ii) collect or realize upon the Collateral or otherwise exercise its rights and remedies under any of the Loan Documents or applicable law.  Bank shall not be required to take any action of any kind to preserve, collect, or protect Bank’s or Borrower’s rights in the Collateral or any other security granted to Bank.

4.4Intentionally omitted.

4.5Power of Attorney.  Borrower hereby appoints and empowers Bank, or any employee of Bank which Bank may designate for the purpose, as its attorney-in-fact, to execute and/or endorse (and file, as appropriate) on its behalf any documents, agreements, papers, checks, financing statements and other documents which, in Bank’s sole judgment, are necessary to be executed, endorsed and/or filed in order to (i) perfect or preserve the perfection and priority of Bank’s security interests granted hereby or by any of the other Loan Documents and (ii) collect or realize upon the Collateral or otherwise exercise its rights and remedies under any of the Loan Documents or applicable law.

4.6Other Collateral.  Collateral securing other loans with Bank may also secure the Loan.  To the extent collateral previously has been given to Bank by any person that may secure the Loan, whether directly or indirectly, it is specifically agreed that, to the extent prohibited by law, all such collateral consisting of household goods will not secure the Loan.  In addition, if any collateral requires the giving of a right of rescission under the Truth in Lending Act for the Loan, such collateral also will not secure the Loan unless and until all required notices of that right have been given.

SECTION 5.Intentionally Deleted.

SECTION 6.Affirmative Covenants.

6.1Financial Statements.  Borrower shall submit or cause to be submitted to Bank (i) Borrower’s internally prepared quarterly financial statements within forty-five (45) days after the close of the first three (3) quarters in each fiscal year including a balance sheet as of the close of such period, an income statement, and such other statements containing financial information which Bank reasonably may require, prepared and analyzed in accordance with generally accepted accounting principles and attested to by an authorized officer of Borrower; (ii) Borrower’s audited fiscal year-end financial statements (in form, preparation and substance acceptable to Bank) within ninety (90) days after the close of each of its fiscal years, including a balance sheet as of the close of such period, an income statement, reconciliation of stockholders’ equity, a statements of cash flows, all certified by an independent certified public accountant acceptable to Bank and analyzed in accordance with generally accepted accounting principles; (iii) together with each delivery of financial statements required above, the certificate of Borrower substantially in the form of Exhibit A hereto signed by the president of Borrower stating, among other things, that no event has occurred which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given, or time elapse or both, under any loans, notes, debentures, bonds, leases, or other obligations of Borrower then outstanding, including, but not limited to, this Agreement (such certificate shall publish the accounting calculations used to determine compliance or noncompliance with Borrower’s financial obligations and financial covenants, including those provided in this Agreement), or, if any such Event of Default or defaults exists, specifying the nature thereof; (iv) copies of Borrower’s annual budget within sixty (60) days following each fiscal year end; (v) monthly investment account statements from Portfolio Manager within thirty (30) days of each month end; and (vi) such other financial and related information when and as requested by Bank regarding Borrower, the Collateral and any endorser, guarantor or surety of any of the Liabilities of Borrower to Bank.

6.2Insurance.  Borrower shall (i) maintain insurance (written by insurance companies acceptable to Bank) in form, amount and substance acceptable to Bank, including, without limitation, extended multi-peril hazard, worker’s compensation, general liability insurance and insurance upon Borrower’s property, all facets of its businesses and, if reasonably available, all the Collateral; (ii) furnish to Bank, upon request, a statement of the insurance coverage; (iii) use its best efforts to protect and preserve the Collateral and shall obtain other or additional insurance promptly, upon request of Bank, to the extent that such insurance may be available; and (iv) cause Bank to be named as an additional insured on all liability insurance and lender loss payee as to all casualty insurance covering Collateral, pursuant to endorsements in form and substance acceptable to Bank.  All insurance proceeds, payments and other amounts paid to or received by Bank under or in connection with any and all such policies may be retained by Bank in whole or part as additional Collateral for the Liabilities and/or, at Bank’s option, be applied in whole or part to the payment of such of the Liabilities as shall then be due and/or, at Bank’s option, be held (in a remittance or other special account in which neither Borrower nor any guarantor shall have an interest) for application to Liabilities not yet due and be applied to such Liabilities as and when the same shall come due, in such order as Bank may determine in its sole discretion.  All insurance policies shall provide for a minimum of ten (10) days’ written cancellation notice to Bank and, at Bank’s request, all such policies shall be delivered to and held by Bank.  In the event of failure to provide and maintain insurance required by this Agreement, Bank may, at its option, provide such insurance and charge the costs and expenses incurred to Borrower’s Loan Account.  Bank is hereby made attorney-in-fact for Borrower to (i) obtain, adjust, and settle, in its sole discretion, such insurance, and (ii) endorse any drafts or checks issued in connection with such insurance.

6.3Compliance with Laws.  Borrower does and shall at all times while any Liabilities remain unsatisfied comply with all applicable laws, ordinances, rules and regulations of any governmental authority or entity governing or affecting Borrower, any of its property, the Collateral or any part thereof, and shall immediately notify Bank of any and all actual, alleged or asserted violations of any such laws, ordinances, rules or regulations.  Without limitation to the generality of the foregoing, Borrower shall comply, and cause to be complied, with all laws, governmental standards and regulations applicable to Borrower or any Collateral in respect of occupational health and safety, toxic and hazardous waste and substances and environmental matters.  Borrower promptly shall notify Bank of receipt of any notice of any actual, alleged or asserted violation of any such law, standard or regulation.  Borrower hereby agrees to indemnify, defend and hold Bank harmless from all loss, cost, damage, claim and expense incurred by Bank on account of Borrower’s breach of any representation, warranty or requirement of this Section, Borrower’s failure to perform the obligations of this Section, and/or Borrower’s or any Collateral’s violating any applicable laws, ordinances, rules or regulations, including, without limitation, any environmental or occupational health and safety laws or regulations.  This indemnification shall survive the closing of the Loan, payment of the Loan and the exercise of any right or remedy under any of the Loan Documents.  Borrower represents that there are no pending claims or threats of claims by private or governmental or administrative authorities relating to environmental impairment, conditions, or regulatory requirements involving Borrower or any Collateral.

6.4Maintenance of Existence; Maintenance of Authorizations.  Borrower shall (i) preserve, renew and maintain in full force and effect its corporate or organizational existence and (ii) take all reasonable action to maintain all authorizations, approvals, rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted under the Loan Documents.

6.5Fees.  In consideration of Bank’s commitment to make advances on the Loan and Bank’s incurring certain administrative expenses, Borrower agrees to and shall pay to Bank on the date hereof in good and immediately available funds, a non-refundable $25,000.00 origination fee.  Borrower further agrees to pay any fee imposed by Bank pursuant to the Loan Documents including, but not limited to the fees set forth in Section 11 or Section 12 herein.

6.6Notification of Defaults, Suits, Etc.  Promptly after the same shall have become known to Borrower, Borrower shall notify Bank in writing of (i) any default or event of default under any of the Loan

Documents, (ii) any material change in Borrower’s financial condition and/or prospects and/or (iii) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, might impair the ability of Borrower to perform its obligations under the Loan Documents, impair the ability of Borrower to carry on its business substantially as now conducted, or which might materially affect the business, operations, properties, assets or condition, financial or otherwise, of Borrower.

6.7Intentionally omitted.

6.8Intentionally omitted.

6.9Loan to Value.  To be tested at any time by Bank, but at least quarterly, there shall be a maximum Loan to Value of seventy-five percent (75%) determined by dividing the full commitment amount of the Loan on the date of testing by the market value of the Collateral described in that certain Security Agreement.

6.10Intentionally omitted.

6.11Deposit Account.  Borrower shall establish and maintain a deposit account with Bank.

6.12Intentionally omitted.

6.13Intentionally omitted.

6.14Intentionally omitted.

6.15Indemnification.  In the event (a) any of Borrower’s warranties or representations shall prove to be false or misleading; (b) any Account Debtor in judicial proceeding, shall assert against Bank or any of its officers, employees, directors, managers or agents a claim or defense arising out of any transaction between the Account Debtor and Borrower; or (c) Borrower or any other person or entity shall assert against Bank or any of its officers, employees, directors, managers or agents a claim or defense arising out of or relating to any of the Collateral, the Liabilities or any of the Loan Documents, Borrower agrees to indemnify and hold Bank harmless from and against any liability, judgment, cost, attorneys’ fees or other expense whatsoever arising therefrom.

6.16ERISA Covenants.  Borrower hereby covenants and agrees that: (i) in addition to the prohibitions set forth in the Loan Documents, and not in limitation thereof, Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in any of the Loan Documents or in the Collateral, or attempt to do any of the foregoing or suffer any of the foregoing, if such proposed action will result in a prohibited transaction under ERISA or the Code; and (ii) Borrower shall take and cause to be taken all necessary actions so that at all times the assets of Borrower shall not be considered for any purpose of ERISA or Section 4975 of the Code to be assets of a Plan.

Borrower shall indemnify and hold Bank free and harmless from and against all loss, costs (including reasonable attorneys’ fees and expenses), taxes, damages and expenses Bank may suffer by reason of the investigation, defense and settlement of claims, and in obtaining any prohibited transaction exemption under ERISA necessary in Bank’s reasonable judgment, by reason of the inaccuracy of the foregoing representations and warranties of Borrower or a breach of the foregoing covenants of Borrower of this Section.  The obligations of Borrower under this Section shall survive the payment in full of the Liabilities or other satisfaction thereof.

6.17Inspection of Records; Further Assurance.  Borrower shall at reasonable times and from time to time allow Bank, by or through any of its officers, managers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from Borrower’s books and records; (ii) analyze Borrower’s financial statements; and (iii) inspect, review and audit the Collateral at any time during normal business hours, without prior notice to Borrower.  Borrower shall allow, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, agreements and instruments which Bank may require more completely to vest in and assure to

Bank its rights hereunder and to assure that Borrower’s Loan Account balance does not exceed Borrower’s availability hereunder.

6.18USA Patriot Act.  The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution.  Consequently, Bank may from time-to-time request, and Borrower shall provide to Bank, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Bank to comply with federal law.  An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

SECTION 7.Negative Covenants.

7.1Liens.  Borrower shall not create or permit the creation of any lien upon any of the Collateral except for Permitted Liens and the security interests granted to Bank under the Loan Documents.

7.2Intentionally omitted.

7.3Intentionally omitted.

7.4Intentionally omitted.

7.5Intentionally omitted.

7.6Dissolution, Mergers, Change in Nature.  Borrower shall not (i) liquidate, discontinue or materially reduce its normal operations; (ii) cause, allow or suffer to occur (a) the merger or consolidation of or involving Borrower with or into any corporation, partnership, or other entity, where Borrower is not the continuing or surviving entity, or (b) the sale, lease, transfer or other disposal of all or any substantial part of its assets, or any of its Accounts; or (iii) cause, allow, or suffer to occur any change in the ownership, nature, control, corporate structure of Borrower, or operations without the prior written consent of Bank.

7.7Subordinated Debt.  Borrower shall not make any payment upon any Subordinated Debt described in any subordination agreement delivered to Bank.

7.8Intentionally omitted.

7.9Restrictions on Transfer of Collateral.  Borrower shall be permitted sell, transfer, lease, assign, convey or otherwise dispose of the Collateral, any portion thereof, or any interest therein (or any of the Proceeds thereof, including, without limitation, money, checks, money orders, drafts, notes, instruments, documents, chattel paper, Accounts, returns or repossessions), without Bank’s prior written consent so long as the Loan to Value requirement set forth in Section 6.9 of this Agreement is maintained.

7.10Restrictions on Pledging, Mortgaging Collateral.  Except for the Permitted Liens, Borrower shall not pledge, mortgage, or create or suffer to exist a security interest in any of the Collateral or any Proceeds or products thereof in favor of any person other than Bank unless such security interest is expressly subordinated to Bank’s security interest therein and Bank has approved in writing the existence and status of such security interest.

7.11Material Adverse Change.  Borrower shall not suffer a material adverse change in the condition or affairs (financial or otherwise) of Borrower which impairs Borrower’s ability to perform its obligations under the Loan Documents.

SECTION 8.Events of Default.

Any of the following shall constitute an “Event of Default”:

(a)

default in the payment or performance, when due or payable, of any of the Liabilities of Borrower or any liability or obligation (whether now or hereafter existing, arising or incurred, direct or indirect, conditional or unconditional) of any endorser, guarantor, or surety for any of the Liabilities of Borrower to Bank;

(b)

failure by Borrower, any guarantor or any other person or entity, as applicable, to (i) pay or perform any act or obligation imposed hereby or by any of the other Loan Documents, or (ii) comply with any of the terms, conditions, warranties, covenants or requirements contained or referenced herein or in one or more of the other Loan Documents;

(c)

failure of Borrower or any other person or entity, as applicable, to pay when due (i) any tax or (ii) any premium on any (a) insurance policy assigned to Bank, or (b) any insurance covering any Collateral;

(d)

if any warranty or representation contained herein shall prove false or misleading or if Borrower or any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank made or makes any other misrepresentation to Bank for the purpose of obtaining credit or any extension of credit;

(e)

failure of Borrower or any endorser, guarantor, or surety for any of the Liabilities of Borrower to Bank to furnish financial information or to permit the inspection of the books or records or Collateral of Borrower or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

(f)

issuance of an injunction or attachment against property of, the general assignment by, judgment against or filing of a petition in bankruptcy by or against Borrower or any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank; the filing of an application in any court for a receiver for Borrower or any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank; any guarantor for any of the Liabilities of Borrower to Bank ceases to be an owner or employee of the Borrower; or the death, dissolution, incapacity or liquidation of Borrower or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

(g)

calling of a meeting of creditors, appointment of a committee of creditors or liquidation agents, or offering of a composition or extension to creditors by, for or of Borrower or by, for or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

(h)	bankruptcy or Insolvency of Borrower or of any of Borrower’s owners, or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;
(i)

occurrence or continuation of any default or event of default by or attributable to Borrower under or in connection with any mortgage, lease, security agreement, note, bond, indenture, loan agreement or similar instrument or agreement to which Borrower is now or may hereafter be a party or by which Borrower or any of its property (including, without limitation, the Collateral) is now or may hereafter be bound or affected;

(j)	fraud or misrepresentation by or on behalf of Borrower or any guarantor in its transactions with Bank;
(k)	such a change in the condition or affairs (financial or otherwise) of Borrower or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank or of the Collateral or any other source of repayment of or security for any of the Liabilities which, in the opinion of Bank, impairs Bank’s security or increases its risk;
(l)

any breach or violation of or failure to abide by any warranty, covenant, term or provision of this Agreement, the Note or any of the other Loan Documents; Bank’s not obtaining or maintaining a first perfected security interest in any of the Collateral;

(m)	the termination, cancellation or revocation of any of the Loan Documents without Bank’s consent or the determination by Bank that any of the Loan Documents is void, voidable or unenforceable;
(n)	a final judgment against Borrower remaining unpaid, unstayed or undismissed for a period of more than five (5) days;
(o)	Borrower discontinuing doing business for more than five (5) consecutive calendar days during any year for any reason;
(p)

failure of Borrower to timely submit the financial statements and any applicable additional documentation as required by Section 6.1 of this Agreement, which failure continues for fifteen (15) days or more following Borrower’s receipt of Bank’s notice regarding the same; or

(q)	any default or event of default under the Note or any of the other Loan Documents.

In addition, the occurrence of an Event of Default under the Loan shall constitute a default under all of the other Liabilities.

SECTION 9.Remedies; Power to Sell or Collect Collateral. In addition to and without limiting any other rights and remedies of Bank in the Loan Documents, Bank shall have the following remedies:

9.1Remedies.  If any Event of Default occurs, Bank may take any or all of the following actions:

(a)	declare the obligation of Bank to make advances hereunder or otherwise provide credit to Borrower to be terminated;
(b)

declare any or all of the obligations, indebtedness and liabilities of Borrower to Bank, including, without limitation, the Liabilities, to be, at the option of Bank and notwithstanding any time or credit allowed by any of the Loan Documents or any other document, agreement or instrument evidencing any of the Liabilities, immediately due and payable without declaration, notice or demand; and

(c)	exercise all rights and remedies available to Bank under the Loan Documents or applicable laws, including but not limited to the following:
(1)

the remedies of a secured party under the Uniform Commercial Code of Alabama (regardless of whether the Uniform Commercial Code has been enacted in the jurisdiction where rights or remedies are asserted), including, without limitation, the right to take possession and dispose of the Collateral, and for that purpose Bank may, so far as Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom or take possession of same and/or store the same on such premises for a reasonable time pending disposition under the terms of this Agreement or applicable law.  Bank may require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to both parties.

(2)	Unless the Collateral is perishable or is of a type customarily sold on a recognized market, Bank shall give to Borrower at least ten (10) days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  Any notice to Borrower of sale, disposition or other intended action by Bank, required by law to be given to Borrower, sent to Borrower at the address of Borrower shown on the first page of this Agreement or at such other address of Borrower as may from time to time be shown on Bank’s records, at least ten (10) days prior to such action, shall constitute reasonable notice to Borrower.

(3)

Bank may, at any time, in its discretion, transfer any securities or other property constituting Collateral into its own name or that of its nominee and receive the income therefrom and hold the same as security for the Liabilities or apply it on principal, interest, charges or expenses due on Liabilities in any manner deemed appropriate by Bank.

(4)	Bank may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon Collateral as Bank may determine, whether or not Liabilities or Collateral are then due.
(5)

Bank may receive, open and dispose of mail addressed to Borrower and sign and endorse notes, checks, drafts, money orders, certificates and documents of title and related forms or other evidences of payment, shipment or storage or any form of Collateral on behalf of and in the name of Borrower as Borrower’s attorney-in-fact for such purpose.

(6)	Bank may apply Collateral and the Proceeds from any Collateral against the Liabilities secured hereby in any manner deemed appropriate by Bank.
(7)

Bank may resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of Borrower’s Liabilities, in whole or in part, and in such portions and in such order as may seem best to Bank in its sole discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, or security interests evidenced by this Agreement or any of the other Loan Documents.

(8)

Bank may, at all times, proceed directly against Borrower to enforce payment of Borrower’s Liabilities and shall not be required first to enforce its rights in the Collateral or any other security granted to it;

provided, however, that upon the occurrence or commencement of an action described in any of subsections 8 (f), (g), or (h) above, all of the Liabilities shall become automatically due and payable without declaration, notice or demand by Bank to or upon Borrower and any commitment to make advances hereunder or otherwise extend credit to Borrower pursuant to this Agreement shall automatically terminate; provided, further, that, if Bank shall continue to make advances hereunder or otherwise extend credit to Borrower pursuant to this Agreement after an automatic termination of the Bank’s obligation to make advances hereunder by reason of the commencement of an action described in any of subsections 8 (f), (g) or (h) above, Borrower acknowledges and agrees that such advances and other credit shall nevertheless be governed by this Agreement and enforceable against and recoverable from Borrower as if such action had never been instituted.

The enumeration of the foregoing rights is not intended to be exhaustive, and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.  All rights and remedies of Bank with respect to Liabilities or Collateral, whether evidenced hereby, by any of the other Loan Documents or by any other instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

SECTION 10.Set Off.

Bank and any participant and any holder of all or any part of the Liabilities are given hereby as additional security for all Liabilities a continuing lien and security interest in and upon any and all moneys, securities and other property of

Borrower and the Proceeds thereof, now or hereafter held or received by or in transit to Bank (or such participant or holder) from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposit balances (general or special) and credits of Borrower with, and any and all claims of Borrower against Bank (or such participant or holder) at any time existing, and upon the occurrence of an Event of Default hereunder, Bank (or such participant or holder) may apply or set off the same against the Liabilities secured hereby or by any of the other Loan Documents in any manner deemed appropriate by Bank (or such participant or holder).  Borrower agrees that any other person or entity purchasing a participation from Bank may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such person or entity were the direct creditor of Borrower in the amount of such participation.

SECTION 11.Waivers.

Borrower waives demand, presentment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of acceptance of this Agreement, and notice of advances and loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect both to the Liabilities and Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of any or all of the Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Bank may deem advisable.  Bank shall have no duty as to the collection or protection of any or all of the Collateral or any income therefrom, nor as to the preservation of any rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody of Collateral in its possession.  Bank may exercise its rights with respect to Collateral without resorting or regard to other Collateral or sources of reimbursement for the Liabilities.  Bank shall not be deemed to have waived any of its rights upon or under any of the Liabilities or Collateral unless such waiver be in writing and signed by Bank.  No course of dealing and no delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.  Bank reserves the right to assess and collect a fee in connection with any agreement by Bank to waive the violation of any covenant contained in the Loan Documents or to waive or forego its rights and remedies upon the occurrence of an Event of Default.  This section shall not in any respect obligate Bank to waive the violation of any covenant or to forego its rights and remedies upon the occurrence of an Event of Default, which Bank may or may not do in its sole discretion.  As against the obligations secured hereby, Borrower hereby expressly waives all claims and all rights to claim any exemptions, both as to personal and real property, allowed or allowable under the Constitution or laws of the United States, the State of Alabama or any other jurisdiction.

SECTION 12.Expenses; Proceeds of Collateral.

Irrespective of whether the proceeds of the Loan are disbursed, Borrower shall pay all fees and expenses, including, without limitation, legal fees and expenses, filing fees, insurance premiums and expenses, appraisal fees, recording costs and taxes (except taxes measured by Bank’s income) incurred by Bank or Borrower from time to time in connection with the preparation and closing, filing, administration, amendment and modification of the Loan and the Loan Documents and those documents and instruments associated with the perfection and creation of the security interests and other rights granted pursuant hereto or pursuant to any of the other Loan Documents and Bank’s selling, negotiating, documenting and/or enforcing participations in the Loan and the Loan Documents.  Borrower shall pay to Bank on demand any and all such fees and expenses incurred or paid by Bank, together with any and all fees, expenses and costs (a) of collection or (b) otherwise incurred or paid by Bank in protecting, enforcing or realizing its rights upon or with respect to any of the Liabilities, the Loan Documents or the Collateral (including, without limitation, reasonable counsel fees, including, without limitation, those incurred in connection with any appeal or any bankruptcy proceedings).  After deducting all of said fees and expenses, the residue of any proceeds of collection or sale of Liabilities or Collateral shall be applied to the Liabilities and interest, charges and expenses constituting or related to the Liabilities in such order of preference as Bank may determine, proper allowance for Liabilities not then due being made, and, to the extent allowed by law, without limiting any of Borrower’s or any guarantor’s obligations or any of Bank’s rights under the Loan Documents, Borrower and guarantors shall remain liable for any deficiency.  Borrower hereby authorizes Bank to debit such and all other taxes, charges and expenses provided for in this Agreement to Borrower’s Loan Account.

SECTION 13.Continuing Agreement.

This Agreement shall be a continuing agreement in every respect.  It is expressly agreed that this Agreement shall survive the maturity or termination of the Loan in all respects necessary for Bank to exercise its rights and remedies hereunder and with respect to the Collateral.  The maturity or termination of the Loan shall in no way affect any transactions entered into or rights created or obligations incurred prior to such maturity or termination; rather, such rights and obligations shall be fully operative until the same are fully disposed of, concluded and/or liquidated.  Without limitation to the generality of the foregoing, such maturity or termination shall not release nor diminish any of (i) Borrower’s obligations and agreements, or (ii) Bank’s rights and remedies arising hereunder or in connection herewith until full and final payment and performance of all of the Liabilities.  All representations and warranties of Borrower herein, and all covenants and agreements of Borrower herein, in the other Loan Documents, or in any other document delivered hereunder or in connection herewith, shall survive the execution of this Agreement and shall be deemed continuing representations, warranties, covenants and agreements.

SECTION 14.General.

14.1Notice.  Any demand upon or notice to Borrower that Bank may give shall be effective (i) upon delivery if such notice is given personally, or (ii) upon the third day following the date of dispatch if deposited in the mails, addressed to Borrower at the address noted on the first page of this Agreement or, if Borrower has notified Bank in writing of a change of address, to Borrower’s last address so notified, or (iii) upon receipt if by facsimile or telecopy.  Demands or notices addressed to Borrower’s address at which Bank customarily communicates with Borrower shall also be effective.  All notices provided to Bank by Borrower under or related to any of the Loan Documents, the Liabilities or the Collateral, including, without limitation, under any one or more of Section 9A-208, 9A-209, 9A-210, 9A-513 or 9A-616 of the Alabama Uniform Commercial Code, shall be sent to the address of Bank noted on the first page of this Agreement, Attention: ________________________, with a copy to ______________________; no notice sent to Bank shall be effective until received by Bank

14.2Transfer of Liabilities.  This Agreement and each of the other Loan Documents are binding upon Borrower, its successors and assigns, and inure to the benefit of Bank, its successors and assigns.  If at any time or times by assignment or otherwise Bank transfers any of the Liabilities (either separately or together with the Collateral therefor), such transfer shall carry with it Bank’s powers and rights under this Agreement and the other Loan Documents with respect to the Liabilities and/or Collateral transferred, and the transferee shall become vested with said powers and rights whether or not they are specifically referred to in the transfer.  If and to the extent Bank retains any of the Liabilities or Collateral, Bank will continue to have the rights and powers herein set forth with respect thereto.  Borrower may not assign or delegate any of its rights or obligations under the Loan, this Agreement or any of the other Loan Documents.

14.3Jurisdiction and Venue. THE NOTE, THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER AND THEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ALABAMA, EXCEPT THAT ANY CONFLICT OF LAWS RULE OF SUCH JURISDICTION THAT WOULD REQUIRE REFERENCE TO THE LAWS OF SOME OTHER JURISDICTION SHALL BE DISREGARDED.  ANY SUITS, CLAIMS OR CAUSES OF ACTION ARISING DIRECTLY OR INDIRECTLY FROM THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS OR ANY OTHER AGREEMENTS OR INSTRUMENTS BETWEEN BANK AND BORROWER RELATING TO SUCH DOCUMENTS MAY BE BROUGHT IN A COURT OF APPROPRIATE JURISDICTION IN JEFFERSON COUNTY, ALABAMA AND OBJECTIONS TO VENUE AND PERSONAL JURISDICTION IN SUCH FORUM ARE HEREBY EXPRESSLY WAIVED.  THIS AGREEMENT HAS BEEN NEGOTIATED AND IS BEING EXECUTED AND DELIVERED IN THE STATE OF ALABAMA, OR IF EXECUTED BY BORROWER ELSEWHERE, SHALL BECOME EFFECTIVE UPON BANK’S RECEIPT AND ACCEPTANCE OF THE EXECUTED ORIGINAL OF THIS AGREEMENT IN THE STATE OF ALABAMA; PROVIDED, HOWEVER, THAT BANK SHALL HAVE NO OBLIGATION TO

GIVE, NOR SHALL BORROWER BE ENTITLED TO RECEIVE ANY NOTICE OF SUCH RECEIPT AND ACCEPTANCE FOR THIS AGREEMENT TO BECOME A BINDING OBLIGATION OF BORROWER.  IT IS INTENDED, AND BORROWER AND BANK SPECIFICALLY AGREE, THAT THE LAWS OF THE STATE OF ALABAMA GOVERNING INTEREST SHALL APPLY TO THIS TRANSACTION.  BORROWER HEREBY ACKNOWLEDGES THAT (I) THE NEGOTIATION, EXECUTION, AND DELIVERY OF THE LOAN DOCUMENTS CONSTITUTE THE TRANSACTION OF BUSINESS WITHIN THE STATE OF ALABAMA, (II) ANY CAUSE OF ACTION ARISING UNDER ANY OF SAID LOAN DOCUMENTS WILL BE A CAUSE OF ACTION ARISING FROM SUCH TRANSACTION OF BUSINESS, AND (III) BORROWER UNDERSTANDS, ANTICIPATES, AND FORESEES THAT ANY ACTION FOR ENFORCEMENT OF PAYMENT OF THE LOAN OR THE LOAN DOCUMENTS MAY BE BROUGHT AGAINST IT IN THE STATE OF ALABAMA.  TO THE EXTENT ALLOWED BY LAW, BORROWER HEREBY SUBMITS TO JURISDICTION IN THE STATE OF ALABAMA FOR ANY ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENTS AND WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE OR JURISDICTION TO OBJECT TO JURISDICTION OR VENUE WITHIN JEFFERSON COUNTY, ALABAMA; NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS PARAGRAPH SHALL PREVENT BANK FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST BORROWER, ANY GUARANTOR, ANY SECURITY FOR THE LOAN OR ANY OF BORROWER’S OR ANY GUARANTOR’S PROPERTIES IN ANY OTHER COUNTY, STATE, OR JURISDICTION.  INITIATING SUCH ACTION OR PROCEEDING OR TAKING ANY SUCH ACTION IN ANY OTHER STATE OR JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER BY BANK OF ANY OF THE FOREGOING.

14.4No Partnership.  Nothing contained herein, or in any of the documents contemplated hereby, shall be deemed to render Bank on the one hand, and Borrower on the other hand, partners or venturers for any purpose.

14.5Seal.  This Agreement is intended to take effect as a sealed instrument.

14.6Construction of Documents.  In the event of actual conflict in the terms and provisions of this Agreement and any of the other Loan Documents or any other document, instrument or agreement executed in connection with this Agreement or described or referred to in this Agreement, the terms and provisions most favorable to Bank shall control.  This Agreement and each of the other Loan Documents shall be deemed to be drafted by all parties hereto and shall not be construed against any party hereto.  The table of contents hereto and the headings of the sections, paragraphs and subdivisions of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

14.7No Modification.  No modification, consent, amendment or waiver of any provision of this Agreement or any of the other Loan Documents, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given.

14.8Severability.  In the event any one or more of the terms or provisions contained in this Agreement, in any of the other Loan Documents or in any other instrument or agreement referred to herein or executed in connection with or as security for the Liabilities, or any application thereof to any person or circumstances, shall be declared prohibited, illegal, invalid or unenforceable to any extent in any jurisdiction, as determined by a court of competent jurisdiction, such term or provision, in that jurisdiction, shall be ineffective only to the extent of such prohibition, illegality, invalidity or unenforceability, or as applied to such persons or circumstances, without invalidating or rendering unenforceable the remaining terms or provisions hereof or thereof or affecting the validity or enforceability of such term or provision in any other jurisdiction or as to other persons or circumstances in such jurisdiction, unless such would effect a substantial deviation from the general intent and purpose of the parties, make a significant change in the economic effect of the transactions contemplated herein on Bank, or impair the validity or perfection of Bank’s security interest in any Collateral or the validity of any guaranty or other security for the Liabilities, in which event a substitute provision shall be supplied by the court in order to provide Bank with the benefits intended by such invalid term or provision.

14.9Disclosure to Participants.  Borrower hereby expressly acknowledges and agrees that Bank may share with and disclose to any participant and any of Borrower’s other creditors information regarding Borrower, the Liabilities and the Collateral as and when Bank determines is necessary or convenient to establish and confirm to Bank’s and any participant’s and any other creditor’s satisfaction Bank’s rights against Borrower and rights and priority in the Collateral.

14.10Waiver of Trial by Jury.  BANK AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN, THE LIABILITIES, ALL OTHER DOCUMENTS GIVEN TO EVIDENCE OR SECURE THE LOAN AND/OR THE LIABILITIES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS RELATED THERETO (WHETHER VERBAL OR WRITTEN).

14.11Electronic Signatures. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page or otherwise includes an electronic or digital signature shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws consisting of or based on the Uniform Electronic Transactions Act.

[Signatures appear on following page.]

[SIGNATURE PAGE TO REVOLVING CREDIT AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals on this 4th day of November, 2020.

BORROWER:

ADTRAN, INC., a Delaware corporation

By:	/s/ Michael Foliano	[SEAL]
Printed Name:	Michael Foliano
Title:	CFO

STATE OF	Alabama
COUNTY OF	Madison

I,    Ashley Jackson   , a notary public in and for said county in said state, hereby certify that     Michael Foliano   , whose name as CFO of ADTRAN, INC., a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, __he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this     2nd     day of    November    , 2020.

/s/ Ashley Michelle Jackson
Notary Public
[NOTARIAL SEAL]
	My Commission Expires:	4/23/23

[Signatures continue on following page.]

[SIGNATURE PAGE TO REVOLVING CREDIT AND SECURITY AGREEMENT (continued)]

BANK:

CADENCE BANK, N.A.

By:	/s/ Brian Heslop	[SEAL]
Printed Name:	Brian Heslop
Title:	EVP

STATE OF	Alabama
COUNTY OF	Jefferson

I,    Jennifer Uhlich Miller   , a notary public in and for said county in said state, hereby certify that   Brian Heslop,       whose name as     EVP     of CADENCE BANK, N.A., an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, __he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this   28   day of    October     , 2020.

/s/ Jennifer Uhlich Miller
Notary Public
[NOTARIAL SEAL]
	My Commission Expires:	May 16, 2024

[End of signatures.]

SCHEDULE 3.8

LOCATION OF COLLATERAL

EXHIBIT A

CERTIFICATE

Reference is made to that certain Revolving Credit and Security Agreement (the “Agreement”) executed by ADTRAN, INC., a Delaware corporation (“Borrower”) in favor of CADENCE BANK, N.A. (“Bank”), on or about November 4, 2020.  Capitalized terms used but not defined herein shall have the meaning attributed to the same in the Agreement.  Borrower hereby represents, warrants and covenants to and in favor of Bank as follows:

(1)no default or event of default (or any event that would constitute an event of default but for the requirement that notice be given or time elapse or both) has occurred or is continuing under the Agreement or any of the other Loan Documents or under any other loans, notes, debentures, bonds, leases or other obligations of Borrower now outstanding;

(2)all representations, warranties and covenants contained in the Agreement and the other Loan Documents are expressly reaffirmed and restated as of the date hereof;

(3)neither Borrower nor, to the best of Borrower's knowledge, any other party has any matured or unmatured claim, offset or cause of action against Bank or its officers, agents or affiliates arising under or in connection with the Loan Documents or the Liabilities;

(4)all financial statements, reports and other documents delivered to Bank on or before the date hereof under or in connection with the Loan Documents are, as of the relevant date, complete and accurate and may be relied upon by Bank; and

(5)Borrower has not exceeded the Loan to Value requirement set forth in Section 6.9 of the Agreement as evidenced by the calculations shown in Exhibit “A” attached hereto and incorporated herein.

BORROWER:

ADTRAN, INC., a Delaware corporation

By:	/s/ Michael Foliano	[SEAL]
Printed Name:	Michael Foliano
Title:	CFO
Date:	November 4, 2020

EXHIBIT “A”

TO COMPLIANCE CERTIFICATE

Loan to Value Calculations

A.	Loan Amount	$10,000,000.00
B.	Market Value of Collateral as of the date of this Compliance Certificate	$33,856,363.69
C.	Loan to Value (A divided by B)	29.54%